Exhibit 99.3

For Immediate Release	Contact: Donia Crime
Vice President, Corporate Communications
Landstar System, Inc.
December 4, 2023	904-398-9400

FRANK A. LONEGRO TO SUCCEED JAMES B. GATTONI AS LANDSTAR CEO

Jacksonville, Florida—Landstar System, Inc. (Nasdaq: LSTR), a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services, announced today that its Board of Directors has named Frank A. Lonegro as President and Chief Executive Officer, effective February 2, 2024. James B. Gattoni, who currently serves as President and CEO, will continue to serve in that role through the date of the Company’s 2023 fourth quarter earnings release conference call, currently scheduled for February 1, 2024, following which he will be transitioning to the role of Special Advisor to the CEO before his anticipated retirement in July 2024. Mr. Lonegro will also be appointed to the Board of Directors of Landstar System, Inc. as of his commencement as CEO, succeeding Mr. Gattoni who will be stepping down from the Board as of February 2, 2024.

Mr. Lonegro is joining Landstar from Beacon Building Products (Nasdaq: BECN), where he currently serves as Executive Vice President and Chief Financial Officer. Beacon is a Fortune 500 building products distribution company serving customers throughout the U.S. and Canada. Prior to working at Beacon, Mr. Lonegro worked for almost 20 years at CSX Corporation, a Fortune 250 rail transportation company headquartered in Jacksonville, Florida. During his long tenure at CSX, Mr. Lonegro served in a number of capacities, including Executive Vice President and Chief Financial Officer from 2015 to 2019, as well as key technology and operational roles earlier in his tenure, including President of CSX Technology, Vice President of Service Design, and Vice President of Mechanical.

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“Frank’s broad financial, operational and technology leadership at large, publicly traded organizations make for an outstanding fit at Landstar,” said Chairman of the Board Diana Murphy. “The Board is delighted to welcome Frank and his impressive record of achievement to Landstar. On behalf of the independent members of the Board, I also want to express tremendous appreciation to Jim for his leadership of Landstar and partnership with all of us.”

“Landstar has greatly benefited from Jim’s many contributions over an almost 30-year career with the Company,” said David Bannister, Landstar’s longest-serving Board member and Chair of the Compensation Committee. “His passion for the independent business owners who make up the Landstar network has played an integral part in driving Landstar forward as a technology-driven industry leader. We wish Jim all the best in his retirement.”

“Frank is an experienced, solutions-oriented leader,” said Gattoni. “He understands the fast-paced freight transportation industry, the critical importance of a safety-first culture and our commitment to the long-term success of Landstar agents, BCOs and other third-party capacity providers to continue to drive our growth.”

“I am honored to follow in Jim’s footsteps and to further build on the Company’s tremendous legacy of success,” said Lonegro. “It is my privilege to guide Landstar into the future as we write the next chapters in Landstar’s impressive story.”

About Landstar:

Landstar System, Inc., a Fortune 500 company, is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity owners and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

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Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2022 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2022 fiscal year, described in Item 1A Risk Factors, Landstar’s Form 10-Q for the 2023 first fiscal quarter and Form 10-Q for the 2023 third fiscal quarter, in each case as described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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